EXHIBIT 99.1

Linn Energy Closes Lamamco Acquisition

Houston, Texas, January 31, 2008 — Linn Energy, LLC (Nasdaq: LINE) announced today that it has closed its previously announced acquisition of certain oil and gas properties from Lamamco Drilling Company for a contract price of $552 million, subject to post-closing adjustments.

“These are excellent MLP assets which complement our existing portfolio in the Mid-Continent,” said Michael C. Linn, Chairman and Chief Executive Officer of Linn Energy.  “In addition, this acquisition provides significant organic growth potential with over 800 development and optimization projects.”

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long life properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov	Clay P. Jeansonne
	Executive Vice President and CFO	Vice President — Investor Relations
	281-840-4169	281-840-4193

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements in this press release include but are not limited to statements about the transaction described in this press release and future distributions.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for gas, oil and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s September 30, 2007 Quarterly Report on Form 10-Q, 2006 Annual Report on Form 10-K, Registration Statements on Form S-3 and the related prospectuses and any other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.